                                                                  EXHIBIT 10.60

                   RIGHT OF FIRST REFUSAL AND OPTION AGREEMENT

THIS AGREEMENT ("Agreement") is made as of this 19th day of November, 1999, by and between KNOLOGY of Columbus, Inc., a Delaware Corporation ("Grantor") with address for purposes of this Agreement at 1241 O.G. Skinner Drive, West Point, Georgia 31833, and ITC Service Company, a Georgia Corporation ("Grantee") with address for purposes of this Agreement at 1239 O.G. Skinner Drive, West Point, Georgia 31833 (Grantor and Grantee collectively referred to herein as the "Parties" and each individually, a "Party").

WHEREAS, Grantor wishes to make available to Grantee, for a fee, the right of first refusal and an option to lease up to four (4) strands of fiber optic cable from the Grantor; and

WHEREAS, Grantee wishes to purchase such right and option;

NOW, THEREFORE, for and in consideration of fifty thousand and 00/100 Dollars ($50,000.00), payable as set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby promise, covenant and agree as follows:

I.     GRANT OF REFUSAL RIGHT AND OPTION.

For and in consideration of the payment by Grantee to Grantor of the sum of $50,000.00 (the "Option Payment"), Grantor hereby agree as follows:

       Grantor hereby grants a First Right of Refusal (the "Refusal Right") and an Option to Lease up to Four Additional Dark Fibers (the "Option") to Grantee for the specified fiber count as set forth in the Lease attached as Exhibit "1" (the "Fibers"). Prior to leasing to a third party the Fibers detailed in Exhibit 1, Grantor shall provide to Grantee written notice of the proposed lease. Grantee can exercise this Option, at a lease price and on other terms no less favorable than those specified on
       Exhibit 1, up to 30 days after the date of Grantor informing Grantee in writing (the "Grantee Notice") that it has a bona fide offer to lease to a third party the Fibers detailed in Exhibit 1. In the event that Grantee does not provide written notice to Grantor of its intent to exercise the Option within the 30 day period after the Grantee Notice, Grantor has the right to execute the lease of these Fibers to a third party within a period of 60 days unencumbered by the Refusal Right and the Option of Grantee. In the event that Grantor does not consummate the lease to that third party within 180 days, Grantee's Refusal Right and Option are restored and any subsequent offer to lease the Fibers will require the above notice requirements, provided that the Refusal Right has not expired


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II.    EXERCISE BY GRANTEE.

The election by Grantee to exercise the Refusal Right or the Option must be evidenced by a written Notice of Exercise delivered to Grantor in accordance with the provisions below. Grantee, in its Notice of Exercise for the Option, shall designate a date and time for the effective date of the Lease, which shall not be earlier than ninety (90) days after the date Grantee delivered the Notice of Exercise to the Grantor, unless an earlier time is agreed upon by the Parties in writing. In the event Grantee fails to exercise this Option during the Term, the Option shall automatically expire and this Agreement shall immediately terminate and be of no further force or effect.

III.   NOTICES

Any notice required or permitted to be given hereunder shall be in writing and effective on the first business day following the date of receipt. All notices given under this Agreement shall be addressed, in the case of Grantor, as follows:

              KNOLOGY of Columbus, Inc.
              1241 O.G. Skinner Drive
              West Point, Georgia 31833

              Attn:  Felix Boccucci, Jr.
                     Senior Vice President,
                     Business Development

       With a copy to:

              KNOLOGY of  Columbus, Inc.
              1241 O.G. Skinner Drive
              West Point, Georgia 31833

              Attn:  Chad Wachter
                     General Counsel

And, in the case of Grantee, as follows:

              ITC Service Company.
              1239 O.G. Skinner Drive
              West Point, Georgia 31833

              Attn:  William H. Scott, III
                     President


                                       2.
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IV.    TERM.

The term of the Refusal Right and the Option is ten (10) years, commencing with the date first above written, unless terminated earlier pursuant to the terms and conditions of this Agreement.

V.     MISCELLANEOUS

1. NO WAIVERS. Neither Party shall be deemed to waive any of its rights, powers or remedies under this Agreement unless such waiver is in writing and signed by said Party. No delay or failure by a Party in exercising any of said rights, powers or remedies shall operate as a waiver thereof. The effective waiver by a Party of any breach of the covenants, conditions or agreements binding on the other Party on one or more occasions shall not be construed as a waiver or consent to such breach on any future occasion or a waiver of any other covenant, condition, or provision of this Agreement.

2. INDEMNITY. Grantee shall indemnify and save harmless the Grantor from failure by Grantee to secure and obtain any required governmental approvals, consents, licenses, or permits necessary for Grantee to legally obtain title, own or operate the Fibers, or to in any other manner comply with rules, regulations, Laws or ordinances of any governmental or quasi-governmental body. A Party claiming indemnity under this provision shall notify the other Party promptly of written claims or demands against such claiming Party for which it asserts the other Party is responsible. Each Party shall cooperate fully with the other, and the indemnifying Party shall control the right to settle, appeal (provided it pays the cost of any required appeal bond), compromise or otherwise resolve any such claim or resulting judgment; provided that such settlement, compromise or other resolution of such claim does not result in any liability to the indemnified Party.

3. INTERPRETATION AND CONSTRUCTION. All of the terms and provisions of this Agreement shall be construed and interpreted pursuant to the law of the State of Georgia, without reference to its choice of law provisions. Each party shall, in the event of a dispute, consent and submit itself to the exclusive jurisdiction of the State of Georgia.

4. ASSIGNMENT. Either party may assign or delegate its obligations hereunder without the prior written consent of the other party, but upon reasonable written notice to the other party; provided, however, such assignment shall not relieve the assigning party of any of its liabilities. This Agreement shall be binding upon and inure to the benefit of the parties their successors and their assigns.

5. SEVERABILITY. Any provision of this Agreement held or determined by an arbitrator or by a court (or other legal authority) of competent jurisdiction to be illegal, invalid, or


                                       3.
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unenforceable in any jurisdiction shall be deemed separate, distinct and independent, and shall be ineffective to the extent of such holding or determination without (i) affecting or invalidating the remaining provisions of this Agreement in that jurisdiction or (ii) affecting the legality, validity or enforceability of such provision in any other jurisdiction.

6. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.

8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof, and is intended as the Parties' final expression and complete and exclusive statement of the terms thereof, superseding all prior or contemporaneous agreements, representations, promises and understandings, whether written or oral. Except as otherwise expressly provided in this Agreement, neither Party is to be bound by any pre-printed terms appearing in the other Party's form documents, tariffs, purchase orders, quotations, acknowledgments, invoices, or other instruments. After the date of this Agreement, it may be amended or modified only by an instrument in writing signed by both Parties.

       IN WITNESS WHEREOF, the Parties have caused their respective duly authorized officers to execute this Agreement the day and year first above written.

                                                KNOLOGY OF COLUMBUS, INC.
                                                "GRANTOR"

                                         By:  /s/ Felix L. Boccucci, Jr.
                                            ------------------------------------
                                         Name:  Felix L. Boccucci, Jr.
                                              ----------------------------------
                                         Title: VP - Business DEvelopment
                                               ---------------------------------

                                                ITC SERVICE COMPANY
                                                "GRANTEE"

                                         By:  /s/ Bryan W. Adams
                                            ------------------------------------
                                         Name:  Bryan W. Adams
                                              ----------------------------------
                                         Title: Vice President
                                               ---------------------------------



                                       4.
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                                   EXHIBIT "1"

                              FIBER LEASE AGREEMENT













                                       5.
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                              FIBER LEASE AGREEMENT

                                     BETWEEN

                            KNOLOGY OF COLUMBUS, INC.

                                       AND

                               ITC SERVICE COMPANY










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                                   FIBER LEASE

       THIS AGREEMENT (hereinafter the "Agreement"), made as of the ____ day of ___________, ____, (the "Effective Date") by and between KNOLOGY of Columbus, Inc., a Delaware corporation ("LESSOR") and ITC Service Company ("LESSEE"), a Georgia corporation, sets forth the terms and conditions for the provision of certain telecommunications facilities and services as hereinafter described.

       WHEREAS, LESSOR has existing fiber optic facilities between West Point, Georgia and Columbus, Georgia; and

       WHEREAS, LESSEE desires to lease dark fibers from LESSOR pursuant to the terms and conditions of this Agreement, and LESSOR is willing to lease certain designated dark optical fibers for the purpose of transmission of digital telecommunications signals to LESSEE pursuant to the terms and conditions of this Agreement; and

       WHEREAS, LESSEE desires, at its own expense, to obtain, supply, install and maintain any and all equipment that LESSEE lawfully chooses to use in connection with the Leased Fibers in order to lawfully transmit digital telecommunications signals; and

       WHEREAS, LESSEE is able and willing to pay LESSOR all payments required under the terms and conditions of this Agreement; and

       WHEREAS, the parties desire to define and set forth the terms and conditions under which such rights will be accomplished; and

       NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and premises hereinafter set forth, the parties hereto agree as follows:


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                             ARTICLE 1. DEFINITIONS

       1.1 Affiliate - an "Affiliate" of a party means any corporation, partnership (general or limited), limited liability company, joint venture, corporate or government instrumentality, or other person or entity that is controlled by or is under common control with that Party; "control" in this context means either (i) directly or indirectly owning or having the right to vote ownership interests possessing a majority of the aggregate voting power of all ownership interests in that entity, or (ii) in fact having the power to control and direct, either directly or indirectly, the business and affairs of that entity or to elect or appoint the person (or if more than one, a majority of the persons) who is responsible for the management and control of the business and affairs of that entity.

       1.2 Equipment - all power, electronic, optronic and telecommunications equipment, including, without limitation, transmission, testing, switching, alarm-monitoring, and repair equipment and all other articles of personal property used in conjunction with the Leased Fibers.

       1.3    Events of Default - has the meaning set forth in paragraph 16.

       1.4 Fiber Termination Point(s) - physical locations along LESSOR's network where LESSEE splices its facilities to the Leased Fibers.

       1.5 Leased Fibers - the optical fibers which LESSOR permits LESSEE to use pursuant to the terms and conditions of this Agreement. The number of Leased Fibers and the particular fibers available to LESSEE under this Agreement is set forth in Exhibit "A", attached hereto and made a part hereof. The term "Leased Fibers" refers solely to the optical fibers themselves, and does not include any associated Equipment that may be necessary or desirable to enable LESSEE or any other person or entity to use such Leased Fibers for the purpose of transmitting or receiving telecommunications signals.

       1.6 Service Affecting Outage - any interruption or reduction in transmission capacity or quality of the Leased Fibers that materially adversely affects LESSEE's ability to operate and use the Leased Fibers so long as such interruption or reduction is not caused by LESSEE's Equipment or is not due to LESSEE's acts or omissions.

       1.7 Specifications - the performance specifications for the Leased Fibers that are the subject of this Agreement and are set forth in Exhibit "B", attached hereto and made a part hereof.

                                 ARTICLE 2. TERM

       2.0 The original term of this Agreement shall commence on the Effective Date of this Agreement and shall end on the fifteenth (15) anniversary of the Effective Date (the "Term").

                        ARTICLE 3. OBLIGATIONS OF LESSOR


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       3.1 Lease. Subject to the terms and conditions of this Agreement, LESSOR hereby grants to LESSEE the right to use the Leased Fibers during the Term in a lawful manner for the purpose of transmitting digital telecommunications signals and for any other lawful purpose that does not interfere with, impair or adversely effect LESSOR or any other present or future use of the LESSOR's fiber network or communication system.

       3.2 Provision of Leased Fibers. Subject to the terms and conditions of this Agreement, LESSOR shall lease to LESSEE the Leased Fibers substantially in accordance with the Specifications on Exhibit "B".

       3.3 Fiber Termination. Fiber Termination Point(s) shall be mutually agreed upon by the Parties and shall be the only points at which LESSEE's Equipment is connected to the Leased Fibers.

       3.4 Interconnection Point. LESSOR shall provide collocation space in the POP sites (as shown on Exhibit "A") if requested by LESSEE to extent space is available. LESSEE agrees to pay a collocation charge for this service at the then prevailing fair market rates for such collocation space. If LESSOR is unable to provide entrance facilities into the POP sites when requested by LESSEE during the Term, LESSOR shall install a splice can at a point in reasonable proximity to the POP sites and LESSEE shall access the Leased Fibers through the splice cans.

       3.5 Maintenance and Repair. LESSOR, at its sole cost and expense, will maintain, repair and restore the Leased Fibers in accordance with sound industry practices.

       3.6 Services Notification. Except in the case of an emergency where notice is not feasible, LESSOR will notify LESSEE by telephone twenty-four hours before performing maintenance, repair or restoration services which, in LESSOR's reasonable opinion, present a risk of damage to or interference with service over the Leased Fibers.

       3.7 Service Restoration Priority. If LESSOR notifies LESSEE of any potential or actual failure, interruption or impairment in the Leased Fibers that LESSOR reasonably considers an emergency, then LESSOR will use good faith efforts to take remedial action within a commercially reasonable time.

                        ARTICLE 4. OBLIGATIONS OF LESSEE

       4.1 Payment. LESSEE shall pay LESSOR two thousand nine hundred ten Dollars ($2,910.00) per month for each fiber leased by LESSEE from LESSOR under this Agreement during the Term ("Rent").


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       4.2 Disconnection of Equipment. Upon termination of this Agreement for any cause or reason whatsoever, LESSEE shall immediately cease and desist from using the Leased Fibers for any purpose whatsoever. LESSOR shall have the right to immediately disconnect, at LESSEE's sole expense, any and all splices on the Leased Fiber joining LESSEE's Equipment, if any, to the Leased Fibers.

                      ARTICLE 5. APPROVALS AND CONSULTATION

       5.1 Non-Liability Generally. Except as provided in Paragraph 5.2 below, LESSOR shall not be liable to LESSEE for any Service Affecting Outage caused, in whole or in part by:

              5.1.1 an event of Force Majeure, as described in Article 14 of this Agreement, below; or

              5.1.2 construction, maintenance, repairs, replacements, installation of equipment, investigations and inspections, of or related to the Leased Fibers, performed by, on behalf of, or at the direction of LESSEE, except to the extent that such activities are performed by LESSOR on behalf of LESSEE.

       5.2 Restoration Schedule; Compensation for Late Restoration of a Service Affecting Outage. In the event of a Service Affecting Outage, LESSOR will use its reasonable best efforts to restore LESSEE's use of the Leased Fibers within six (6) hours after LESSOR's receipt of notice from LESSEE of the Service Affecting Outage (the "Repair Period"). If LESSEE's use of the Leased Fibers is not restored within twenty-four (24) continuous hours after LESSOR's receipt of notice of such Service Affecting Outage then (i) LESSEE shall be entitled to a credit against Rent in an amount equal to one month's Rent for the Leased Fiber(s) (the "Rent Credit"). The Rent Credit, expense reimbursement and rights to restore set forth in Paragraph 5.2 shall be the sole and exclusive remedies available to LESSEE for any Service Affecting Outage.

       5.3 LESSOR Notice of Work. Notwithstanding anything to the contrary in paragraphs 5.1 and 5.2, LESSOR shall use its reasonable efforts to give LESSEE advance notice of work that may cause a Service Affecting Outage, and, in the event of such Service Affecting Outage caused in whole or in part by work undertaken by or on behalf of LESSOR, LESSOR shall use its reasonable efforts to restore LESSEE's use of the Leased Fibers as promptly as possible. Except to the extent that such action is delayed by an event of Force Majeure as described in
Article 14 of this Agreement, or by an event set forth in subparagraph 5.1.2 of this Agreement, all maintenance, repairs, replacements, installation of equipment, investigations and/or inspections by LESSOR shall be performed in accordance with a mutually agreed-upon schedule, so as to minimize inconvenience by both Parties (hereinafter "Scheduled Maintenance").

                    ARTICLE 6. TITLE AND USE OF LESSOR SYSTEM

       6.1 Leased Fibers. As between LESSOR and LESSEE, it is expressly understood that LESSOR is and will at all times remain the sole owner and holder of title to the Leased Fibers


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and the conduits and all real property associated with the Leased Fiber. Nothing in this Agreement shall be construed as conveying to LESSEE any right, title or interest in the Leased Fibers, except for the license and right to use the Leased Fibers for the transmission of digital telecommunications signals or any other lawful purpose pursuant to this Agreement that does not interfere with or adversely affect LESSOR or any other present or future use of the LESSOR's fiber optic network.

                         ARTICLE 7. ALTERATION OF ROUTE

       7.1 Relocation Options. Before LESSOR significantly changes any part of the Leased Fibers (including, without limitation, relocating or dismantling any part of the fiber network of which the Leased Fiber is a part) or substantially alters the character of any part of the Leased Fibers, LESSOR will give LESSEE at least three (3) months notice, or if such notice period is impractical, then as much notice as practical. LESSEE agrees to the extent alternative facilities are available and re-routing is technically feasible and economically viable, to re-route such affected part of the Leased Fiber to a new or existing fiber optic network facilities on an alternate route between the origination and termination points shown on Exhibit "A";

       7.2 Relocation Expenses. If LESSOR makes a significant change or alteration described in Section 7.1 upon LESSEE's request, then LESSEE will pay all costs of such change or alteration. In all other cases, LESSOR will pay the full costs of re-routing due to such change or alteration.

                              ARTICLE 8. REGULATION

       8.1 LESSOR and LESSEE specifically acknowledge that this Agreement has been negotiated and tailored to satisfy special requirements of LESSEE. LESSOR and LESSEE intend that the transactions contemplated by this Agreement not be classified as regulated common carriage, whether according to the classification scheme of the Federal Communications Commission, the Georgia Public Service Commission, or otherwise.

       8.2 The Parties agree that in the event a decision by a telecommunications regulatory authority at the federal, state or local level necessitates modifications in this Agreement the Parties will negotiate in good faith to modify such documents in light of such decision to permit each Party, to the extent practicable, to enjoy the intended benefits of this Agreement.

                           ARTICLE 9. CONFIDENTIALITY

       9.1 Confidentiality. Neither Party hereto shall, without the other Party's specific prior written consent, disclose to any third party any information supplied to it by such other Party in connection with this Agreement, which such other Party designated as confidential, proprietary or private, if such information is not otherwise generally available to the public. LESSOR hereby designates the terms, conditions, and Exhibits of this Agreement as confidential. Each


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Party's obligation under this Section 9.1 shall survive termination of this
Agreement to the fullest extent permitted by applicable law.

       9.2 Remedies. Each Party acknowledges that a violation by it of the covenants and terms of Paragraph 9.1 shall cause the other Party material and irreparable harm and shall entitle such other Party, in addition to any other remedy available to such other Party, including an award of monetary damages, to a temporary restraining order and permanent injunction restraining and enjoining the breaching Party from further violations of Paragraph 9.1.

                        ARTICLE 10. COMPLIANCE WITH LAWS

       10.1 Each Party to this Agreement shall materially comply, at its own expense, with all applicable laws, statutes, regulations, rules, ordinances, orders, injunctions, writs, decrees or awards of any government or political subdivision thereof, or any agency, authority, bureau, commission, department or instrumentality thereof, or any court, tribunal, or arbitrator, in all applicable, material respects in connection with this Agreement.

       10.2 Each Party hereto agrees to comply, and to cause its employees to comply, with all applicable requirements of law pertaining to its activities in connection with this Agreement.

                       ARTICLE 11. LIMITATION OF LIABILITY

              11.1 Limitation of Damages. Neither Party nor its affiliates will be liable to the other Party for any special, indirect or consequential damages or loss of use, lost revenues or lost profits arising out of this Agreement or the performance or non-performance thereof, even if it or any of its affiliates has been informed of the possibility of such damages.

              11.2 Time To Bring Claims. Either Party's failure to bring a claim against the other Party within six (6) months after the date on which the claiming Party knows or should have known of the existence of a potential claim constitutes a waiver of such claim.

              11.3 Disclaimer of any Implied Warranties. Other than the warranties expressly provided herein regarding the Specifications to be met by the Leased Fibers, LESSOR does not warrant the Leased Fibers, or any other product, equipment or service to be provided in connection with this Agreement, and LESSOR HEREBY DISCLAIMS ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE. LESSOR MAKES NO WARRANTY TO LESSEE OR ANY THIRD PERSON OR ENTITY AS TO THE AVAILABILITY OR GRADE OF SERVICE TO BE PROVIDED BY OR OVER THE LEASED FIBERS.


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                           ARTICLE 12. INDEMNIFICATION

       12.1 LESSEE Indemnification of LESSOR. LESSEE shall and hereby agrees to indemnify and hold harmless and defend LESSOR and all employees, directors, officers, shareholders, agents, representatives, counsel, affiliates, Parents, successors and permitted assigns of LESSOR (the "Indemnified LESSOR Parties") from and for any and all liabilities, damages, lawsuits, obligations, claims, costs, expenses, assessments, and penalties, including reasonable attorneys' fees and expenses and court costs, incurred by or asserted against any such Indemnified LESSOR Parties by reason of, arising out of, or related to:

              12.1.1 any work on or near the Leased Fibers or other portion of the LESSEE System (including transit to or from any such work) which work is undertaken by or at the direction or request of LESSEE or of any of LESSEE's employees, agents, representatives or contractors (other than work undertaken by or at the direction of LESSOR or any of its employees, agents, representatives or contractors);

              12.1.2 any use, nonuse, possession, occupation, operation, maintenance, or management of the Leased Fibers by LESSEE or its employees, agents, representatives, contractors, customers, licensees or invitees, or for which LESSEE or any of its employees, agents, representatives, contractors, customers, licensees or invitees is directly or indirectly responsible;

              12.1.3 any negligent or tortious or illegal act of LESSEE or any of its employees, agents, representatives, contractors, customers, licensees, or invitees;

              12.1.4 any failure by LESSEE, whether knowing or unknowing, to perform any of its material obligations under this Agreement;

              12.1.5 any claim for or liability to any person using part or all of the transmission capacity leased by LESSEE for transmission purposes to the extent such claim, judgment, or liability is related to such use of the leased transmission capacity and exceeds the relief available to LESSEE under this Agreement;

              12.1.6 LESSEE's use, misuse, abuse, misapplication or improper use of the Leased Fibers, including without limitation claims for defective transmission, actions for libel, slander, and actions for infringement of copyright and/or unauthorized use of material; or

              12.1.7 property damage, bodily injury or death caused by LESSEE's acts or omissions related to this Agreement.

       12.2 LESSOR Indemnification of LESSEE. LESSOR shall and hereby agrees to indemnify and hold harmless and defend LESSEE and all employees, directors, officers, shareholders, agents, representatives, counsel, affiliates, Parents, successors and permitted assigns of LESSEE (the "Indemnified LESSEE Parties") from and for any and all liabilities,


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damages, lawsuits, obligations, claims, costs, expenses, assessments, and penalties, including reasonable attorneys' fees and expenses and court costs, incurred by or asserted against any such Indemnified LESSEE Parties by reason of, arising out of, or related to:

              12.2.1 any work on or near the Leased Fibers or other portion of the LESSEE System (including transit to or from any such work) which work is undertaken by or at the direction or request of LESSOR or of any of LESSOR's employees, agents, representatives or contractors (other than work undertaken by or at the direction of LESSEE or any of its employees, agents, representatives or contractors);

              12.2.2 any negligent or tortious or illegal act of LESSOR or any of its employees, agents, representatives, contractors, customers, licensees, or invitees;

              12.2.3 any failure by LESSOR, whether knowing or unknowing, to perform any of its material obligations under this Agreement; or

              12.2.4 property damage, bodily injury or death caused by LESSOR's acts or omissions related to this Agreement.

                              ARTICLE 13. INSURANCE

       13.1 Coverage Required of LESSEE. During the Term, LESSEE and all contractors or subcontractors hired by LESSEE shall take out, pay the premiums on, and continuously maintain insurance coverages described below. Promptly after the Effective Date, LESSEE shall deliver to LESSOR, pursuant to the notice provisions of this Agreement, certificates of insurance, reasonably acceptable to LESSOR, evidencing at least the following levels of insurance coverage:

              13.1.1 worker's compensation insurance coverage complying with the law of the State of Georgia and employers liability insurance with limits of not less than $500,000 per occurrence;

              13.1.2 comprehensive general liability insurance coverage and excess umbrella, if necessary, with broad form endorsement attached, for a combined bodily injury and property damages limit of not less than $2,000,000 per occurrence, which coverage shall include blanket contractual, products liability, and completed operations liability coverage; and

       13.2 LESSOR shall be specifically named as an "Additional Insured" on the liability policy.

       13.3 Notice of Cancellation. All such insurance coverage described in this paragraph shall provide for not less than thirty (30) days' prior written notice to LESSOR of cancellation or material change. LESSEE shall maintain all such coverage in force at all times during the Term of this Agreement.


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                            ARTICLE 14. FORCE MAJEURE

       14.1 NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY DELAY, IMPAIRMENT OR FAILURE TO PERFORM DURING ANY PERIOD IN WHICH SUCH DELAY, IMPAIRMENT OR FAILURE IS (i) DUE TO CAUSES BEYOND ITS CONTROL AND REASONABLE ANTICIPATION, AND (II) WITHOUT SUCH PARTY'S FAULT OR NEGLIGENCE (HEREINAFTER A "FORCE MAJEURE"), INCLUDING, BUT NOT LIMITED TO, FIRES, FLOODS, EPIDEMICS, THIRD-PARTY NEGLIGENCE, QUARANTINE RESTRICTIONS, WAR, LABOR DISPUTES AND FREIGHT EMBARGOES.

       14.2 EACH PARTY WHOSE PERFORMANCE IS IMPAIRED UNDER THIS SECTION 14 SHALL EXERCISE BEST EFFORTS (INCLUDING INTERCONNECTION AND COOPERATION WITH OTHER CARRIERS) TO MITIGATE THE EXTENT OF SUCH DELAY OR FAILURE, INCLUDING THOSE ARISING FROM LABOR DISPUTES OR STRIKES.

                         ARTICLE 15. DISPUTE RESOLUTION

       15.1 Any controversy or claim arising out of or relating to this Agreement, including but not limited to a claim based on or arising from an alleged tort, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules. All statutes of limitation which would otherwise be applicable in a judicial action brought by a party shall apply to any arbitration and shall be given effect by the arbitrator(s). The arbitrator(s) is authorized, in the exercise of his or her discretion, to award costs and reasonable attorney's fees to the prevailing party. The arbitrator shall have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, nor shall any party seek punitive damages relating to any matter arising of this Agreement in any other forum.

       15.2 The parties acknowledge that this Agreement evidences a transaction in interstate commerce. The United States Arbitration Act and federal arbitration law shall govern the interpretation, enforcement and proceedings pursuant to this arbitration clause. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. By signing and delivering this Agreement, each of the parties accepts for itself and in respect to its property, generally and unconditionally, the jurisdiction of any court having jurisdiction.

                               ARTICLE 16. DEFAULT

       16.1 Events of Default. Events of default shall be and include: (i) the failure of LESSEE to pay any installment of Rent within thirty (30) days of its due date; (ii) the failure by either Party to comply in good faith with any or all of the material terms and conditions of this Agreement and such defaulting Party's failure to cure such default within thirty (30) days after written notice thereof or, if such default cannot be cured within thirty (30) days, such defaulting Party commencing curative actions within such thirty (30) days and diligently and continuously pursuing such curative action to a conclusion; (iii) any material misrepresentation or breach of any warranty or representation contained in this Agreement; (iv) either Party ceasing to do business as a going concern; or (v) either Party makes a general assignment for the benefit of, or enters into any composition or arrangement with creditors; is unable to or admits in writing its inability to pay its debts a they become due; authorizes, applies for, or consents to the appointment of trustee or liquidator of all or substantial part of its assets or has proceedings seeking such appointment commenced against it which are not terminated within sixty (60) days of such commencement; files a voluntary petition under any bankruptcy or insolvency law or files a voluntary petition under the reorganization or arrangement provisions of the laws of the United States pertaining to bankruptcy or similar law of any jurisdiction or has proceedings under any such law instituted against it which are not terminated within sixty (60) days of such commencement; or has any substantial part of its property become subject to any levy, seizure, assignment or sale for or by any creditor or governmental agency without said levy, seizure, assignment or sale being released, lifted, reversed or satisfied within ten (10) days thereafter.

       16.2 Remedies Upon An Event of Default. Except as otherwise provided in this Agreement, upon the occurrence of such an Event of Default, the non-defaulting Party shall have all remedies available to it at law or equity or under this Agreement. Unless otherwise stated herein, all such remedies shall be cumulative and non-exclusive.

                      ARTICLE 17. TERMINATION OF AGREEMENT

       17.1   This Agreement and the rights created hereby may be terminated:

              17.1.1 upon the mutual written agreement of both Parties;

              17.1.2 by either Party for any default of the other Party hereunder; or

              17.1.3 as expressly provided herein.

                            ARTICLE 18. MISCELLANEOUS

       18.1 Assignment. Either party may assign or delegate its obligations hereunder without the prior written consent of the other party, but upon reasonable written notice to the other party; provided, however, such assignment shall not relieve the assigning party of any of its liabilities. This Agreement shall be binding upon and inure to the benefit of the parties their successors and their assigns.

       18.2 Modification. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by both Parties.

       18.3 Limitation of Benefits. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. The Parties do not intend that this Agreement benefit any persons or entities other than the Parties hereto. It is the explicit intention of the Parties hereto that no person or entity other than the

Parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the Parties hereto, and that the covenants, undertakings, and agreements set forth in this Agreement shall be enforceable only by, the Parties hereto or their respective successors or permitted assigns.

       18.4 Notices. Any notice required or permitted to be given hereunder shall be (a) in writing, (b) effective on the first business day following the date of receipt, and (c) delivered by one of the following means: (i) by personal delivery; (ii) by prepaid, overnight package delivery or courier service; (iii) by the United States Postal Service, first class, certified mail, return receipt requested, postage prepaid; or (iv) by prepaid telecopier, telex, or other similar means of electronic communication (followed by confirmation on the same or following day by overnight delivery or by mail as aforesaid). All notices given under this Agreement shall be addressed, in the case of LESSOR, as follows:

Chad S. Wachter
VP and General Counsel
KNOLOGY Holdings, Inc.
1241 O.G. Skinner Drive
West Point, GA 31833

and, in the case of LESSEE, as follows:

William H. Scott, III
President
ITC Service Company
1239 O. G. Skinner Drive
West Point, GA 31833

with a copy to:

Kimberley E. Thompson
Senior Vice President and General Counsel
ITC Service Company
4717 Dolphin Lane
Alexandria, VA 22309

or to such other addresses or telecopier numbers of which the Parties have been advised in writing by any of the above-described means. Personal delivery to a Party or to any officer, partner, agent, or employee of such Party at its address herein shall constitute receipt. The following shall also constitute receipt: (i) a Party's rejection or other refusal to accept notice, and (ii) the inability to deliver to a Party because of a changed address or telecopier number of which no notice has been received by the other Party. Notwithstanding the foregoing, no notice of change of address or telecopier number shall be effective until ten (10) days after the date of receipt thereof. This paragraph shall not be construed in any way to affect or impair any waiver of notice or demand herein provided.

       18.5 Independent Contractors. In all matters pertaining to this Agreement, the relationship of LESSOR and LESSEE shall be that of independent contractors, and neither LESSOR nor LESSEE shall make any representations or warranties that their relationship is other than that of independent contractors. This Agreement is not intended to create nor shall it be construed to create any partnership, joint venture, employment, franchise, or agency relationship between LESSOR and LESSEE; and no Party hereto shall be liable for the payment or performance of any debts, obligations, or liabilities of the other Party, unless expressly assumed in writing herein or otherwise. Each Party retains full control over the employment, direction, compensation and discharge of its employees, agents and representatives and will be solely responsible for all compensation of such employees, agents and representatives, including but not limited to any applicable social security, insurance, tax withholding and worker's compensation responsibilities.

       18.6 Non-Exercise of Right Not Waiver. No failure or delay on the part of either Party hereto in exercising any right, power or privilege hereunder and no course of dealing between the Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

       18.7 Survival. It is the express intention and agreement of the Parties hereto that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement. It is the express intention and agreement of the Parties that the obligations of each Party to protect the other Party's Confidential Information, and the obligations to indemnify the other Party and other persons and entities, pursuant to the terms and conditions of this Agreement, shall survive the execution, delivery and termination (whether by expiration, default, extinguishment or otherwise) of this Agreement.

       18.8 Headings. Article headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

       18.9 Incorporation of Exhibits and Amendments Thereto. The Exhibits referenced in this Agreement, as it may be amended from time to time in writings executed by both Parties, shall be deemed an integral part hereof to the same extent as if written at length herein.

       18.10 Governing Law. The validity, interpretation, construction and performance of this Agreement and each of its provisions shall be governed by the laws of the State of Georgia.

       18.11 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of or on behalf of each Party appear on each counterpart; but it shall be sufficient that the signature of or on behalf of each Party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this

Agreement to produce or account for more than any counterpart or counterparts contain signatures of both Parties.

       18.12 Entire Agreement; No Oral Modifications. This Agreement, together with all Exhibits attached, constitutes the entire agreement between the parties with respect to the transaction contemplated herein, and supersedes all prior oral or written agreements commitments or understandings with respect to the matters provided for herein. This Agreement shall not be amended or modified except by a writing executed by both Parties.

       18.13 Severability. Any provision of this Agreement held or determined by a court (or other legal authority) of competent jurisdiction to be illegal, invalid, or unenforceable in any jurisdiction shall be deemed separate, distinct and independent, and shall be ineffective to the extent of such holding or determination without (i) invalidating the remaining provisions of this Agreement in that jurisdiction or (ii) affecting the legality, validity or enforceability of such provision in any other jurisdiction.

IN WITNESS WHEREOF, THE UNDERSIGNED PARTIES HAVE CAUSED THIS AGREEMENT TO BE DULY EXECUTED ON THEIR BEHALF, AS OF THE DAY AND YEAR FIRST HEREINABOVE SET FORTH.

SIGNED AND DELIVERED

ITC SERVICE COMPANY                        KNOLOGY OF COLUMBUS, INC.

By:                                        By:
   ---------------------------------          ---------------------------------
Its:                                       Name:
    --------------------------------            -------------------------------
Title:                                     Title:
      ------------------------------             ------------------------------
Address:                                   Address:
        ----------------------------               ----------------------------

------------------------------------       -------------------------------------

------------------------------------       -------------------------------------

------------------------------------       -------------------------------------
TEL:                                       TEL:
    --------------------------------           --------------------------------
FAX:                                       FAX:
    --------------------------------           --------------------------------
Contact Person:                            Contact Person:
               ---------------------                      ---------------------

                                    EXHIBIT A

                               LEASED FIBER ROUTE

-------------------------------------------------------------------------------------------
Origination Point        Termination Point        Length         ITC Service Co. Fibers
-------------------------------------------------------------------------------------------
IVT Central Office       Knology Hub A            42 miles       Brown buffer tube of 48
West Point, GA           1515 49th Street                        fiber cable
                         Columbus, GA                            (fibers 37-48).
-------------------------------------------------------------------------------------------
Knology Hub A,           ITC /\DeltaComm Pop      4 miles        Brown buffer tube of 48
Columbus, GA             Columbus, GA                            fiber cable
                                                                 (fibers 37-48)
-------------------------------------------------------------------------------------------
Opelika Cell Tower,      IVT Central Office       27 miles       Brown buffer tube of 48
Opelika, AL              West Point, GA                          fiber cable
                                                                 (fibers 37-48)
-------------------------------------------------------------------------------------------
                                   TOTAL LENGTH    105 MILE (97 MILES
                                                   "BILLABLE")
-------------------------------------------------------------------------------------------

                                    EXHIBIT B

                                 SPECIFICATIONS

       FIBER CABLE SPECIFICATIONS. The outside plant cable will contain single mode, dual window fibers..

       FIBER OPTIC SPECIFICATIONS. The Fibers are single mode and conform to all the following minimum specifications:

Operating Wavelength                    1310 NM                 1550 NM
Maximum Attenuation                     .40dB/KM                .30 dB/KM
Maximum Dispersion                      3.5 PS/NM-KM                 4 PS/NM-KM

Core Diameter (Typical)                 8.7 microns
Core Noncircularity (Max)               10%
Cladding Diameter                       125 microns
                                        3 um
Cladding Noncircularity                         2%
Core Cladding Offset                    1.0 micron
Proof Test                              50 KPSI (100 KPSI
                                        for OPGW)
Fiber Bandwidth Limitation              None
Cut Off Wavelength                      1100-1310 NM

       Note: NM = nanometers; dB = decibels; KM = kilometers; PS = picoseconds um = microns; KPSI = Kilopounds per square inch

       SPLICE SPECIFICATIONS. LESSOR will utilize "Fusion Splicing" and meet an average of 0.15 dB loss per splice with a maximum splice loss not to exceed 0.3 dB on any individual splice. LESSOR will record the actual dB loss reading as displayed on the splicer or Optical Time Domain Reflectometer ("OTDR") as the splice is completed. LESSOR will provide the results to LESSEE.

       END TO END ANALYSIS. LESSOR will measure the maximum End to End Optical Loss for all Fibers on the Route. This will be measured by a laboratory calibrated optical power meter utilizing a stabilized single mode light source. LESSOR will provide the results to LESSEE. LESSOR will make the End to End OTDR tracings at 1300 NM and 1500 NM for each Fiber after all the splicing has been completed. This tracing will be provided to LESSEE.